UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2014 (July 21, 2014)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

The disclosure set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Section 8 – Other Events

Item 8.01. Other Events.

As previously disclosed in the Current Report on Form 8-K of BancorpSouth, Inc. (the “Company”) which was filed on July 22, 2014 the Company and each of Ouachita Bancshares Corp. (“Ouachita”) and Central Community Corporation (“CCC”) have determined that additional time will be required to obtain regulatory approvals and to satisfy closing conditions necessary to complete their respective mergers (each, a “Merger” and, collectively, the “Mergers”). Accordingly, on July 21, 2014, the Company and Ouachita entered into an amendment (the “Ouachita Amendment”) to their respective Agreement and Plan of Reorganization, dated January 8, 2014 (the “Ouachita Merger Agreement”), and, on July 21, 2014, the Company and CCC entered into an amendment (the “CCC Amendment” and, together with the Ouachita Amendment, the “Amendments”) to their respective Agreement and Plan of Reorganization, dated January 22, 2014 (the “CCC Merger Agreement” and, together with the Ouachita Merger Agreement, the “Merger Agreements”).

The Ouachita Amendment, among other things, (a) extends the Ouachita Merger Agreement until June 30, 2015, (b) provides for the payment by the Company of minimum aggregate Merger consideration of approximately $107.5 million, (c) allows Ouachita to terminate the Ouachita Merger Agreement if the Average Closing Price (as defined in the Ouachita Merger Agreement) of the Company’s common stock is less than $18.43, (d) allows Ouachita to terminate the Ouachita Merger Agreement on or after February 28, 2015 if the Company does not have a Merger application on file with the Federal Deposit Insurance Corporation or the Federal Reserve Board, and (e) provides that, if the Ouachita Merger Agreement is terminated for certain reasons, including by reason of disapproval of the Merger by a governmental body, the Company must pay Ouachita termination fees and expenses of up to $1.0 million.

The CCC Amendment, among other things, (a) extends the CCC Merger Agreement until June 30, 2015, (b) provides for the payment by the Company of minimum aggregate Merger consideration of approximately $191.0 million, (c) allows CCC to terminate the CCC Merger Agreement if the Average Closing Price (as defined in the CCC Merger Agreement) of the Company’s common stock is less than $17.94, (d) allows CCC to terminate the CCC Merger Agreement on or after February 28, 2015 if the Company does not have a Merger application on file with the Federal Deposit Insurance Corporation or the Federal Reserve Board and (e) provides that, if the CCC Merger Agreement is terminated for certain reasons, including by reason of disapproval of the Merger by a governmental body, the Company must pay CCC termination fees and expenses of up to $1.0 million.

The foregoing description of the Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendments which are filed as Exhibit 2.1 and Exhibit 99.1, respectively, with this Current Report on Form 8-K and which are incorporated herein by reference in their entirety.

The Mergers have been unanimously approved by the boards of directors of all three companies, as applicable, and by the shareholders of Ouachita and CCC. The Mergers remain subject to required regulatory approvals and the satisfaction of other closing conditions.

The Company has learned that federal bank regulators have identified concerns during the course of routine supervisory activities regarding the Company’s procedures, systems and processes related to certain of its compliance programs, including its Bank Secrecy Act and anti-money-laundering programs. In addition, the Consumer Financial Protection Bureau currently is conducting a review of the Company’s fair lending practices.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Amendment No. 1 to Agreement and Plan of Reorganization, dated July 21, 2014, by and between BancorpSouth, Inc. and Central Community Corporation*

Exhibit 99.1	Amendment No. 1 to Agreement and Plan of Reorganization, dated July 21, 2014, by and between BancorpSouth, Inc. and Ouachita Bancshares Corp.**

*	Schedule A to this Amendment No. 1 to Agreement and Plan of Reorganization has been omitted. The Company hereby agrees to furnish supplementally a copy of Schedule A to the Securities and Exchange Commission upon request.
**	Schedule A to this Amendment No. 1 to Agreement and Plan of Reorganization has been omitted. The Company hereby agrees to furnish supplementally a copy of Schedule A to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Senior Executive Vice President and Chief Administrative Officer

Date: July 24, 2014

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 1 to Agreement and Plan of Reorganization, dated July 21, 2014, by and between BancorpSouth, Inc. and Central Community Corporation*

99.1	Amendment No. 1 to Agreement and Plan of Reorganization, dated July 21, 2014, by and between BancorpSouth, Inc. and Ouachita Bancshares Corp.**

*	Schedule A to this Amendment No. 1 to Agreement and Plan of Reorganization has been omitted. The Company hereby agrees to furnish supplementally a copy of Schedule A to the Securities and Exchange Commission upon request.
**	Schedule A to this Amendment No. 1 to Agreement and Plan of Reorganization has been omitted. The Company hereby agrees to furnish supplementally a copy of Schedule A to the Securities and Exchange Commission upon request.